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                                                                    EXHIBIT 16.1

                                                   [Logo of Arthur Andersen LLP]


Office of the Chief Accountant                              Arthur Andersen LLP
Securities and Exchange Commission                          225 Franklin Street
450 Fifth Street, N.W.                                      Boston MA 02110-2812
Washington, D.C. 20549                                      Tel 617 330 4000
                                                            Fax 617 439 9731
                                                            www.andersen.com


June 28, 2002


Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 25, 2002 of SkillSoft to be filed with the Securities and Exchange Commission and are in agreement with the statements therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:  Mr. Charles Moran
     Chief Executive Officer
     SkillSoft Corporation